LIST OF SUBSIDIARIES
--------------------

                                                               REGISTRANT'S
                            RELATIONSHIP                         OWNERSHIP
ENTITY                     TO REGISTRANT    BUSINESS            PERCENTAGE
------------------------   -------------    -------------      ------------

JBS International, Inc.,    Subsidiary      Export sales          100%
 a Barbados corporation                     of the
                                            Registrant's
                                            products